UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2005

I-FLOW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)

20202 Windrow Drive
Lake Forest, California 92630
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 206-2700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     As further described in Item 2.03 of this Form 8-K, on May 6, 2005, I-Flow Corporation (the “Company”) entered into an Amendment to Loan Agreement with Silicon Valley Bank (“SVB”). The Company’s responses to Item 2.03 of this Form 8-K are hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

     On April 30, 2005, the Amended and Restated Loan and Security Agreement, dated May 8, 2003, by and between the Company and SVB (the “Agreement”), which provided the Company with a $4 million line of credit, expired. On May 6, 2005, the Company entered into an Amendment to Loan Agreement with SVB effective as of April 30, 2005, (the “Amendment”), which, among other matters, extended the term of the Agreement to April 29, 2006. Pursuant to the terms of the Amendment, SVB has agreed to provide the Company with a $10 million revolving credit facility.

     In addition to cash advances from the line of credit, the facility, as amended, provides the Company with a letter of credit facility, a foreign exchange forward contract facility and cash management services. The Amendment provides that SVB will issue up to $1.5 million in letters of credit for the Company’s account, provided that the overall limit of $10 million may not be exceeded. In addition, if there is availability under the revolving line of credit for the making of advances, then the Company may enter in foreign exchange forward contracts with SVB. In such case, the Company would commit to purchase from or sell to SVB a set amount of foreign currency. The sub-limit for these types of contracts is $1.5 million. Finally, the Company may use up to $1.5 million for SVB’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services.

     The Amendment also contains covenants with which the Company must comply, including covenants that pertain to the ratio of certain assets and liabilities of the Company and to the amount of adjusted net losses. The Amendment is filed as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Amendment to Loan Agreement between Silicon Valley Bank and I-Flow Corporation, dated as of April 30, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2005

I-FLOW CORPORATION
By:	/s/ James R. Talevich
James R. Talevich
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment to Loan Agreement between Silicon Valley Bank and I-Flow Corporation, dated as of April 30, 2005.